Exhibit 10.23

Type: Special Time-Based Option
Name: Ari Bousbib
Number of Shares Subject to Option: 10,000,000
Price per Share: $1.50
Date of Grant: September 1, 2010

HEALTHCARE TECHNOLOGY HOLDINGS, INC.

2010 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT (AS DEFINED IN THE HEALTHCARE TECHNOLOGY HOLDINGS, INC. 2010 EQUITY INCENTIVE PLAN).

HEALTHCARE TECHNOLOGY HOLDINGS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

SENIOR MANAGEMENT NONSTATUTORY OPTION AGREEMENT

1. Grant of Option. This agreement (the “Agreement”) evidences the grant by Healthcare Technology Holdings, Inc. (the “Company”) to the undersigned (the “Optionee”) on September 1, 2010 (the “Date of Grant”) of an option (the “Option”) under the Healthcare Technology Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), the terms of which are incorporated herein by reference, to purchase, in whole or in part, on the terms provided herein and in the Plan, the number of shares of Stock set forth in Schedule A (the “Shares”) with an exercise price of $1.50 per share (150% of the Fair Market Value of the Stock on the Date of Grant), in each case subject to adjustment pursuant to Section 7 of the Plan. The Option will vest in accordance with Section 3 below.

The Option evidenced by this Agreement is intended to be a nonstatutory option (that is, an option not described in subsection (b) of Section 422) and is granted to the Optionee in connection with the Optionee’s Employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the following meanings:

(a) “Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to death and not subsequently revoked, or, if there is no such designated beneficiary, the executive or administrator of the Optionee’s estate. An effective beneficiary designation shall be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator. If the Option or any portion thereof has been transferred to a Permitted Transferee who is a natural person and such Permitted Transferee dies while the Option or transferred portion thereof is outstanding, the Option or portion thereof so transferred may thereafter be exercised, to the extent it remains exercisable and subject to such limitations as the Administrator may impose, by the person or persons to whom it passed from the Permitted Transferee by the applicable laws of descent and distribution.

(b) “Employment Agreement” means the Employment Agreement between the Optionee, the Company and IMS Health Incorporated dated as of August 16, 2010 and effective as of September 1, 2010.

(c) “Option Holder” means the Optionee or, if as of the relevant time the Option has passed to a Beneficiary or Permitted Transferee, the Beneficiary or Permitted Transferee, as the case may be, who holds the Option pursuant to the terms of this Agreement.

(d) “Permitted Transferee” means a transferee of the Option pursuant to a transfer described at Section 7 below.

3. Vesting; Method of Exercise; Treatment of the Option Upon Cessation of Employment.

(a) Generally. As used herein with respect to the Option or any portion thereof, the term “vest” means to become exercisable. Unless earlier terminated, relinquished or expired, the Options shall vest in accordance with the terms of Schedule A applicable thereto.

(b) Exercise of the Option. No portion of the Option may be exercised until such portion vests. Each election to exercise any vested portion of the Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by the Beneficiary or Permitted Transferee to whom such portion of the Option has passed (subject to any restrictions provided under the Plan and the Management Stockholders Agreement). Each such written exercise election must be received by the Company at its principal office and be accompanied by payment in full as provided in the Plan. The purchase price may be paid (i) by cash or check acceptable to the Administrator, (ii) by such other means, if any, as may be acceptable to the Administrator, or (iii) by any combination of the foregoing permissible forms of payment; provided, however, that in addition to the foregoing, in the event of an exercise of the Option, or a portion of the Option, in connection with or following a cessation of Employment as result of death, Disability, termination by the Company without Cause, voluntary resignation for Good Reason, an Expiration Termination (as defined in the Employment Agreement), the Optionee’s Retirement, or a voluntary resignation without Good Reason after September 1, 2013, or in the event of an exercise of the Option, or a portion of the Option on or immediately prior to the Final Exercise Date while the Optionee remains employed, the purchase price may be paid, at the Optionee’s election, on a cashless basis under which shares of Stock otherwise deliverable under the Option and having a Fair Market Value equal to the exercise price are withheld by the Company in accordance with the Plan. In the event that the Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Option. The latest date on which the Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant, (the “Final Exercise Date”), and if not exercised by such date the Option or any remaining portion thereof will thereupon immediately terminate.

(c) Treatment of the Option Upon Cessation of Employment. If the Optionee’s Employment ceases, the Option to the extent not already vested will be immediately forfeited and any vested portion of the Option will be treated as follows:

(i) Subject to (ii), (iii), (iv), (v) and (vi) below, the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 30 days following cessation of Employment or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(ii) In the event of cessation of the Optionee’s Employment by reason of death or Disability, the Option, to the extent exercisable immediately prior to Optionee’s death or Disability, will remain exercisable until the earlier of (i) the first anniversary of the Optionee’s death or Disability, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(iii) In the event of cessation of the Optionee’s Employment by the Company without Cause, by the Optionee for Good Reason, or upon an Expiration Termination, the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 90 days following cessation of Employment, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(iv) In the event of cessation of the Optionee’s Employment due to the Optionee’s Retirement, the Option, to the extent exercisable immediately prior to the cessation of the Optionee’s Employment, will remain exercisable until the earlier of (i) 90 days following cessation of Employment, or (ii) the Final Exercise Date, and, unless previously exercised, will thereupon immediately terminate.

(v) The Option will terminate immediately prior to a cessation of the Optionee’s Employment if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause.

(vi) In the event the Optionee terminates Employment for any reason and, within 24 months of such termination date, breaches any non-competition or non-solicitation covenant or materially breaches any confidentiality, non-disclosure or other similar covenant, the Option will be treated as having terminated immediately prior to such cessation of Employment.

4. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Management Stockholders Agreement.

5. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Management Stockholders Agreement.

6. Transfer of Option. The Option may only be transferred to a legal representative in the event of the Optionee’s incapacity or to one or more transferees permitted under Section 6(a)(3) of the Plan.

7. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. In the event of an exercise of the Option, or a portion of the Option, in connection with or following a cessation of Employment as result of death, Disability, termination by the Company without Cause, voluntary resignation for Good Reason, an Expiration Termination, the Optionee’s Retirement, or a voluntary resignation without Good Reason after September 1, 2013, or in the event of an exercise of the Option, or a portion of the Option, on or immediately prior to the Final Exercise Date while the Optionee remains employed, the Optionee may elect to have shares of Stock held back by the Company having a Fair Market Value equal to the applicable minimum tax withholding requirements in accordance with the Plan. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold.

8. Treatment of the Option upon Consummation of a Covered Transaction. Notwithstanding Section 7(a)(3) of the Plan that permits the Administrator, in its discretion, to accelerate the exercisability of Awards in connection with a Covered Transaction in which there is no assumption, continuation, substitution or cash-out of an Award, the portion of the Option that is outstanding immediately prior the consummation of a Covered Transaction, to the extent that it is not assumed, continued, substituted or cashed-out in connection with the Covered Transaction in accordance with the terms of the Plan, shall vest in full immediately prior to the consummation of such Covered Transaction.

9. Effect on Employment. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

10. Other Undertakings.

(a) To protect the interests of the Company and its direct and indirect subsidiaries (collectively, the “IMS Companies”), including the confidential information of the IMS Companies and the confidential information of their respective customers, data suppliers, prospective customers and other companies with which the IMS Companies have a business relationship, and in consideration of the covenants and promises and other valuable consideration described in this Agreement, the Company and the Optionee agree as follows:

(b) The Optionee acknowledges and agrees that he is bound by the confidentiality and other covenants contained in the restrictive covenant and confidentiality agreements that he has executed with an IMS Company, which covenants and agreements are incorporated herein by reference and shall survive any exercise, expiration, forfeiture or other termination of this Agreement or the Option issuable hereunder. The Optionee also acknowledges and agrees that the Company shall be an affiliate for purposes of such restrictive covenant and confidentiality agreements.

(c) The Optionee acknowledges the opportunity to participate in the Plan and the financial benefits that may accrue from such participation, is good, valuable and sufficient consideration for the following:

(i) The Optionee acknowledges and agrees that he is and will remain bound by the non-competition and non-solicitation covenants contained in the Employment Agreement.

(ii) The Optionee further acknowledges and agrees that the remedies available for breach of any non-competition or non-solicitation covenants shall include, but not be limited to, the following: (v) actual damages, (w) all equitable remedies available to the Company, (x) the rights and remedies of the Company set forth in Section 5 of the Management Stockholders Agreement, (y) the forfeiture of the Option for no consideration, and (z) in respect of the Option (or portion thereof) exercised by the Optionee prior to any such breach or subsequent thereto and prior to the forfeiture of such award required by this Section 12(c)(ii), the Optionee shall pay to the Company an amount equal to the difference between the exercise price of the Option and the per-share proceeds of any sale of Stock acquired upon such exercise multiplied by the number of shares of Stock so sold.

The Company shall also be entitled to the foregoing remedies in the event of a material breach of any confidentiality, non-disclosure or other similar covenant contained in the restrictive covenant and confidentiality agreements that the Optionee has executed with an IMS Company.

11. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

12. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee and the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control. The Company acknowledges and agrees that, for purposes of this Agreement and the Plan, the terms “Cause” and “Good Reason” shall be determined in accordance with and pursuant to the Employment Agreement.

13. S-8 Registration. As soon as practicable after the time that Shares are first registered by the Company pursuant to an effective registration on Form S-1, the Company shall register the Shares, issuable to the Optionee upon the exercise of any portion of the Option, pursuant to a Form S-8 (or successor registration form); provided that the Optionee shall agree to bound by any applicable lock-up agreement in connection with such registration, pursuant to Section 3.6 of the Management Stockholders Agreement or otherwise.

By acceptance of the Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders Agreement.

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Executed as of the      day of September, 2010.

Healthcare Technology Holdings, Inc.	HEALTHCARE TECHNOLOGY HOLDINGS, INC.

By:

Optionee
Name: Ari Bousbib

[Signature Page to Senior Management Nonstatutory Option Agreement]